Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
Hersha Hospitality Trust:

We consent to the incorporation by reference in the registration statements (No. 333-82666, No. 333-113058, No. 333-142073, No. 333-142075, No. 333-147113, No. 333-156661, No. 333-163121, No. 333-163122, No. 333-163123) on Form S-3 and (No. 333-122657, No. 333-151314) on Form S-8 of Hersha Hospitality Trust and subsidiaries of our reports dated March 4, 2010,  with respect to the consolidated balance sheets of Hersha Hospitality Trust as of December 31, 2009 and 2008, and the related consolidated statements of operations, equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the accompanying Form 10-K of Hersha Hospitality Trust.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 4, 2010